UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012 (May 30, 2012)

COMMUNITY FIRST, INC.

(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South James M. Campbell Blvd. Columbia, TN		38401

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (931) 380-2265

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On May 31, 2012, Community First, Inc. (the “Company”) formally notified Crowe Horwath LLP (“Crowe”) that Crowe was being dismissed and would not be retained as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The dismissal of Crowe as the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee and was a result of a competitive bidding process involving several accounting firms.

During the Company’s two most recent fiscal years and during any subsequent interim period through May 31, 2012, there have been no disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement, if not resolved to the satisfaction of Crowe would have caused Crowe to make reference to the subject matter of the disagreement in connection with its reports. Crowe’s audit reports on the consolidated financial statements of the Company as of and for the years ended December 31, 2011 and 2010 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that the audit report for the fiscal year ended December 31, 2011 contained an emphasis paragraph related to non-compliance with the capital maintenance requirements of a regulatory order issued to the Company’s bank subsidiary.

None of the reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission (the “SEC”)) occurred within the Company’s two most recent fiscal years and the subsequent interim period through May 31, 2012 other than with respect to the ineffectiveness of the Company’s internal control over financial reporting due to the effect of a material weakness that was previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The material weakness related to the Company’s determination of the allowance for credit losses and was related to ineffective controls to timely recognize the impact of changes in credit quality on the grading of loans in the determination of the allowance for credit losses. The Company’s audit committee discussed this material weakness with Crowe and the Company has authorized Crowe to respond fully to inquiries from Horne regarding the material weakness. The Company remediated the material weakness during fiscal 2011 and the Company’s internal control over financial reporting was effective at December 31, 2011.

On May 31, 2012, the Audit Committee engaged HORNE LLP (“Horne”) as its new independent registered public accounting firm to be effective immediately. During the two most recent fiscal years, and from January 1, 2012 through May 31, 2012, neither the Company, nor anyone on its behalf, consulted Horne regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of SEC Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of SEC Regulation S-K).

The Company has provided Crowe with a copy of the foregoing disclosure and requested that Crowe furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Crowe’s letter to the SEC is attached as Exhibit 16.1 to this report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 30, 2012, the Company held its Annual Meeting of Shareholders (the “Shareholders Meeting”), for which the Board of Directors solicited proxies, at 3:00 p.m. local time, at the Operations building of Community First Bank & Trust, a wholly-owned bank subsidiary of the Company, located at 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401. At the Shareholders Meeting, the shareholders voted on the following proposals as described in detail in the Company’s Proxy Statement dated April 16, 2012. The proposals voted on and approved by the shareholders at the Shareholders Meeting were as follows:

Proposal 1: Election of Directors

The election of three Class I directors, named in the Proxy Statement, to serve as members of the Company’s Board of Directors until the Annual Meeting of Shareholders in 2015 and the election of one Class III director, named in the Proxy Statement, to serve as member of the Company’s Board of Directors until the Annual Meeting of Shareholders in 2014. The following is a list of the directors elected at the Shareholders Meeting with the number of votes “For” and “Withheld,” as well as the number of “Broker Non-Votes”:

Class I Nominees	For	Withheld	Broker Non-Votes
Randy A. Maxwell	1,735,729	135,142	-
H. Allen Pressnell, Jr.	1,735,729	135,142	-
Dinah C. Vire	1,734,678	136,193	-

Class III Nominee	For	Withheld	Broker Non-Votes
Fred C. White	1,734,544	136,327	-

Proposal 2: Executive Compensation

The advisory non-binding vote on the compensation of the Company’s named executive officers in the Proxy Statement was approved. The following is a list of the number of votes “For” and “Against” with regard to this proposal, as well as the number of “Abstentions”:

For	Against	Abstentions	Broker Non-Votes
1,457,939	319,093	93,838	-

Because the Company is a participant in the Capital Purchase Program (the “CPP”) of the United States Treasury Department (the “U.S. Treasury”) under the Troubled Assets Relief Program, the Company is required to submit the non-binding, advisory vote on the compensation of the Company’s named executive officers to the Company’s shareholders every year, and accordingly, the Company did not submit for shareholder approval at the Shareholders Meeting a non-binding, advisory vote on the frequency with which such future non-binding, advisory votes are to be held (the “Say-on-Frequency Proposal”). At the Company’s first shareholders meeting held after the shares of preferred stock issued to the U.S. Treasury pursuant to the CPP have been redeemed, the Company will submit to its shareholders a Say-on-Frequency Proposal.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter of Crowe Horwath LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.

By:	/s/ Louis E. Holloway
Name:	Louis E. Holloway
Title:	President and Chief Executive Officer

Date: June 5, 2012

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of Crowe Horwath LLP